UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2017

MRV COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11174	06-1340090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20520 Nordhoff Street

Chatsworth, CA 91311

(Address of principal executive offices, including zip code)

(818) 773-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by MRV Communications, Inc. (the “Company” or “MRV”) on July 3, 2017, MRV entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated July 2, 2017, by and among MRV, ADVA NA Holdings, Inc. (“Parent”), and Golden Acquisition Corporation, a wholly-owned Subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub commenced a cash tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0017 per share, including any associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share (together, the “Shares”), for a purchase price of $10.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 17, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, Eastern Time, at the end of the day, August 11, 2017 (such date and time, the “Expiration Time”), without being extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised that, as of the Expiration Time, a total of 5,296,053 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 79% of the aggregate number of then issued and outstanding Shares. Accordingly, the Minimum Condition to the Offer has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer. The Depositary has advised that, as of the Expiration Time, there were no Shares that have been tendered by Notice of Guaranteed Delivery.

On August 14, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Merger Sub was merged with and into MRV, with MRV being the surviving corporation (the “Merger”). Upon completion of the Merger, MRV became a wholly-owned subsidiary of Parent, which in turn is a wholly-owned subsidiary of ADVA Optical Networking SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Jena, Germany, under HRB 508155 (“ADVA SE”).

At the effective time of the Merger (the “Effective Time”), and as a result of, the Merger and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding (the “Merger Consideration”), other than (1) Shares held by MRV as treasury stock or owned by ADVA SE, Merger Sub, Parent or any subsidiary of MRV; and (2) Shares held by stockholders entitled to, who demanded appraisal of their Shares and who otherwise validly exercised their appraisal rights under the DGCL with respect to such Shares and did not withdraw their demand or lose their right to appraisal.

In addition, at the Effective Time, any then outstanding option to acquire Shares granted under a MRV equity incentive plan (an “Option”) whether or not then otherwise vested or exercisable, were cancelled in exchange for the right of the holder of such Option to receive a cash amount equal to the product of  (i) the total number of Shares then still covered by the Option multiplied by (ii) the excess, if any, of  (A) the Merger Consideration over (B) the exercise price per Share under such Option, without any interest thereon and subject to applicable tax withholding; provided that if the exercise price per share under any such Option was equal to or greater than the Merger Consideration, such Option was canceled immediately prior to the Effective Time without any payment or other consideration being made or owed in respect thereof. Further, immediately prior to the Effective Time, each then outstanding share of restricted stock issued pursuant to a MRV Stock Plan became fully vested and participated in the Merger on the same basis as any other outstanding Shares.

In addition, at the Effective Time, in accordance with the terms of that certain Warrant Agreement, dated as of July 16, 2013, as amended (the “Warrant Agreement”), by and between the Company, and American Stock Transfer & Trust Company, LLC, as warrant agent, each outstanding warrant issued under the Warrant Agreement was terminated in accordance with the terms of the Warrant Agreement, and the warrant holder received, upon surrender of such warrant in accordance with the Warrant Agreement, an amount in cash (the “Warrant Consideration”) equal to the greater of  (A) the number of warrants tendered by such warrant holder multiplied by the amount by which the Offer Price exceeded the exercise price of such warrants; and (B) the number of warrants tendered by such warrant holder multiplied by the “value” of a warrant as of the date of consummation of the Merger, such “value” to be determined in accordance with the Black-Scholes Option Pricing Model.

The aggregate consideration paid by ADVA SE, Parent and Merger Sub in the Offer and Merger was approximately $69 million without giving effect to related transaction fees and expenses. ADVA SE, Parent and Merger Sub funded the consideration paid to stockholders in the Offer and pursuant to the Merger through ADVA SE’s and Parent’s internally available cash, cash from operations and cash from previous borrowings.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, MRV notified the NASDAQ Stock Market (“NASDAQ”) on August 14, 2017 that the Merger was consummated, and trading of the common stock of MRV on NASDAQ has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Company’s common stock from NASDAQ and deregistration of MRV’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the SEC. MRV intends to file a certification on Form 15 with the SEC to cause MRV’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment on August 12, 2017 of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, and the consummation of the Merger pursuant to Section 251(h) of the DGCL on August 14, 2017, a change in control of MRV occurred and MRV now is a wholly-owned subsidiary of Parent.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of MRV was amended and restated to read in its entirety as the certificate of incorporation attached as Exhibit B to the Merger Agreement and the by-laws of MRV were amended and restated to read in their entirety as the by-laws of Merger Sub in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of MRV are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among MRV Communications, Inc., ADVA NA Holdings, Inc., and Golden Acquisition Corporation (incorporated by reference to Exhibit 2.1 of MRV Communications, Inc.’s Current Report on Form 8-K filed with the SEC on July 3, 2107)

3.1	Amended and Restated Certificate of Incorporation of MRV Communications, Inc.

3.2	Amended and Restated By-Laws of MRV Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRV COMMUNICATIONS, INC.

By:	/s/ Ulrich Dopfer
Ulrich Dopfer
President

Date: August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2017, by and among MRV Communications, Inc., ADVA NA Holdings, Inc., and Golden Acquisition Corporation (incorporated by reference to Exhibit 2.1 of MRV Communications, Inc.’s Current Report on Form 8-K filed with the SEC on July 3, 2107).

3.1	Amended and Restated Certificate of Incorporation of MRV Communications, Inc.

3.2	Amended and Restated By-Laws of MRV Communications, Inc.